Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: March 19, 2012.

RCA V GP LTD.

By:	/s/ Catherine J. Boggs
Name: Catherine J. Boggs
Title: General Counsel

RESOURCE CAPITAL ASSOCIATES V L.P.

By: RCA IV GP LTD., General Partner

By:	/s/ Catherine J. Boggs
Name: Catherine J. Boggs
Title: General Counsel

RESOURCE CAPITAL FUND V L.P.

By: Resource Capital Associates V L.P., General Partner

By: RCA V GP Ltd., General Partner

By:	/s/ Catherine J. Boggs
Name: Catherine J. Boggs
Title: General Counsel